UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On June 1, 2012, LRR Energy, L.P., a Delaware limited partnership (the “Partnership”), closed its previously announced acquisition of certain oil and natural gas properties located in the Permian Basin region of New Mexico and onshore Gulf Coast region of Texas pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”) among Lime Rock Resources A, L.P., a Delaware limited partnership (“LRR A”), Lime Rock Resources B, L.P., a Delaware limited partnership (“LRR B”), Lime Rock Resources C, L.P., a Delaware limited partnership (“LRR C,” and together with LRR A and LRR B, the “Seller”) and the Partnership and LRE Operating, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, for $67 million in cash consideration (the “Acquisition”), subject to customary purchase price adjustments. Based on adjustments from the effective date of the Purchase Agreement, the Partnership paid the Seller $65.1 million upon the closing of the acquisition.  The Partnership financed the acquisition with borrowings under its revolving credit facility.

Relationships

The general partner of the Partnership, LRE GP, LLC, a Delaware limited liability company (the “General Partner”), is ultimately controlled by the co-founders of Lime Rock Management LP, a Delaware limited partnership (“Lime Rock Management”), who also ultimately control the Seller. The Seller owns 5,049,600 common units and 6,720,000 subordinated units representing limited partner interests in the Partnership representing an aggregate 52.4% limited partner interest in the Partnership and, through the Seller’s Class B interest in the General Partner, is entitled to receive 100% of the distributions the Partnership makes with respect to the incentive distribution rights held by the General Partner through November 16, 2017. The General Partner also owns an approximate 0.1% general partner interest in the Partnership, represented by 22,400 general partner units. In addition, the non-independent directors and executive officers of the General Partner, other than the General Partner’s Chief Financial Officer, serve in similar capacities with, and own economic interests, investments and other economic incentives in, Lime Rock Management, the Seller and their affiliates.

The Purchase Agreement was approved by the board of directors (the “Board”) of the General Partner on May 2, 2012 and on May 1, 2012 by the Board’s conflicts committee, which is comprised entirely of directors meeting the independence standards of the New York Stock Exchange and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.

Item 7.01  Regulation FD Disclosure.

On June 4, 2012, the Partnership issued a press release announcing the closing of the Acquisition and the Partnership’s updated 2012 guidance.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The financial statements that may be required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Partnership has not yet determined the significance of the Acquisition. Once the significance of the Acquisition is determined, the Partnership will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission, if the Acquisition is determined to be significant.

(b)  Pro forma financial information.

The pro forma financial information that may be required in connection with the Acquisition is not included in this Current Report on Form 8-K. The Partnership has not yet determined the significance of the Acquisition. Once the significance of the Acquisition is determined, the Partnership will file the required pro forma financial information within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission, if the Acquisition is determined to be significant.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of LRR Energy, L.P. issued June 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: June 4, 2012	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of LRR Energy, L.P. issued June 4, 2012.